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                                                                   EXHIBIT 23(a)


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Amerada Hess Corporation Amended and Restated 1995 Long-Term Incentive Compensation Plan, of our report dated February 22, 1999, with respect to the consolidated financial statements of Amerada Hess Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                            Ernst & Young




New York, NY
January 18, 2000